Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement(s) on Form S-3 (No. 333-48036 and No. 333-36352) and Form S-8 (No. 333-46649, No. 333-91119, No. 333-70126, No. 333-71420, No. 333-102499, No. 333-115848 and No. 333-120594) of Micromuse, Inc. of our report dated April 18, 2005, relating to the consolidated financial statements of Quallaby Corporation as of and for the years ended December 31, 2004 and 2003, which appears in this Form 8-K/A.

/s/ BDO Seidman, LLP

Boston, MA

August 5, 2005